Exhibit 10.4

ADDENDUM

This Addendum (this Addendum) is dated as of March 11, 2016, between Propanc Health Group Corp., a Delaware corporation (the “Company”), and the purchaser identified on the signature pages hereto (including its successors and assigns, the “Purchaser”).

WHEREAS, the Company and the Purchaser entered into that certain Securities Purchase Agreement, dated as of October 28, 2015 (the “Securities Purchase Agreement”), pursuant to which the Purchaser agreed to invest $4,000,000 in exchange for a convertible debenture in the principal amount of $4,400,000 and warrants to purchase shares of the Company’s common stock (the “October Financing”);

WHEREAS, pursuant to the Securities Purchase Agreement and to effectuate the October Financing, the Company and the Purchaser, as applicable also entered into that certain Original Issue Discount Senior Convertible Debenture (the “Debenture”), Common Stock Purchase Warrant, Registration Rights Agreement and Security Agreement, each dated as of October 28, 2015, and the Deposit Control Account Agreement, dated November 12, 2015 (the “Deposit Control Agreement”) (all such documents along with the Securities Purchase Agreement, the “October Financing Documents”);

WHEREAS, the Company and the Purchaser desire to agree to new terms with respect to the October Financing, which terms shall supersede the corresponding terms of the October Financing Documents, as applicable; and

WHEREAS, the Company and the Purchaser intend that the terms of the October Financing Documents, as applicable, continue in effect and remain in place, unless otherwise set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Addendum, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

I. Definitions. Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the October Financing Documents in which they are defined.

II. Deposit Control Account Release. The Deposit Control Amount shall be released from the Deposit Control Account as follows:

A.	Up to $1,200,000 will be released on the date this Addendum is fully executed by the parties.

B.	Assuming the each of the Equity Conditions shall have been met and that all of the conditions in Section IX have been met, up to $375,000 will be released sixty (60) Trading Days after the date hereof.

The release of any funds from the Deposit Control Account as set forth herein shall be subject to the execution and delivery of certain notice and other documentation as set forth in the Deposit Control Agreement. This provision shall supersede and replace Section 9(b)(i), (ii) and (iii) of the Debenture.

III. Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $0.03, subject to adjustment herein. The definition of Initial Conversion Price shall refer to the conversion price set forth herein. This provision shall supersede and replace Section 4(b)(i) of the Debenture.

IV. Alternate Conversion Price. If the VWAP on any Trading Day is less than the then current Conversion Price, the Debenture shall be convertible at a price per share that is equal to a twenty-two and a half percent (22.5%) discount to the lowest trading price of the Common Stock on the Trading Market in the ten (10) Trading Days prior to the date of conversion. The definition of Alternate Conversion Price shall refer to the alternative conversion price set forth herein. This provision shall supersede and replace Section 4(b)(iii) of the Debenture.

V. Purchaser Trading Limitation. Unless otherwise agreed by the Company and the Purchaser, the Purchaser agrees that it shall not sell shares of Common Stock on any Trading Day equal to, or in excess of, 25% of the trading volume of the Common Stock on that same Trading Day.

VI. Subsequent Equity Sales. From the date hereof until the date that is the six (6)-month anniversary of such date, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction except to the Purchaser, (a “Subsequent Financing”), the Purchaser shall have the right to participate in up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing; provided however, that if the Purchaser converts and disposes of 90% of the Principal Amount, the Participation Maximum shall be reduced to 50% of the Subsequent Financing; provided further, if any Subsequent Financing is being conducted as an underwritten or registered offering by a registered broker-dealer and such broker-dealer advises the Company in writing that in their opinion that participation by the Purchaser would adversely affect the marketability of the offering then the Purchaser shall only participate up to that amount that is reasonably advisable by such registered broker-dealer. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price. This provision shall supersede and replace Section 4.12(a) of the Securities Purchase Agreement.

VII. Share Reserve. The Company shall reserve an additional 300,000,000 shares of Common Stock from its duly authorized shares of Common Stock for issuance pursuant to October Financing Documents, as modified by this Addendum. The definition of Required Minimum shall hereinafter also include the 300,000,000 additional shares of Common Stock set forth herein.

VIII. Registration. Within 10 Trading Days following the date hereof, the Company shall prepare and file with the Commission a registration statement on Form S-1 covering the resale of all of the additional shares of Common Stock then issuable upon conversion in full of the Debenture, as modified by this Addendum (assuming on such date the Debenture is converted in full without regard to any conversion limitations therein) that are not then registered on an effective Registration Statement.

IX. Other Agreements of the Parties.

A.	Current Report on Form 8-K. The Company agrees that it shall file a Current Report on Form 8-K disclosing the material terms of this Addendum on or prior to 5:30 p.m. Eastern time on March 14, 2016.

B.	Delivery of Instruction Letter to Transfer Agent. The Company shall have delivered to the Transfer Agent an instruction letter, in a form agreed to by the Company and the Purchaser, to reserve an additional 300,000,000 shares of Common Stock as described in Section VII of this Addendum.

C.	Expenses. On the date that this Addendum is signed, the Company shall pay to Ellenoff Grossman & Schole LLP, as counsel to the Purchaser, $5,000 by wire transfer.

X. Governing Law. This Addendum shall be governed by and construed and interpreted in accordance with the terms of the October Financing Documents.

XI. Severability. In the event that any provision of this Addendum becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Addendum shall continue in full force and effect without said provision.

XII. Entire Agreement. The October Financing Document (together with the Schedules and the Exhibits thereto) and the other agreements and instruments expressly provided for therein and herein, together with this Addendum (together with the Exhibits hereto, if any) set forth the entire understanding of the parties hereto.

XIII. Modification. This Addendum may not be altered, amended or modified in any way except by a written instrument referencing this Addendum signed by the Company and the Holder. The Company and the Holder agree that this Addendum is sufficient to satisfy any requirements set forth in the October Financing Documents with respect to the amendment thereof and that no further action or writing is needed under such provisions.

XIV. Counterparts. This Addendum may be executed in counterparts, each of which shall be declared an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page of this Addendum by facsimile transmission or by electronic transmission (including a .pdf delivered by electronic mail) will be as effective as delivery of a manually executed counterpart hereof.

[SIGNATURE PAGE FOR PURCHASER FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed by their respective authorized signatories as of the date first indicated above.

PROPANC HEALTH GROUP CORP.		Address for Notice:
Level 2, 555 Riversdale Road
Camberwell, VIC, 3124

By:	/s/ James Nathanielsz	Fax:
	Name: James Nathanielsz	+613 9882-9969
Title: CEO
With a copy to (which shall not constitute notice):

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

PURCHASER SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Addendum to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ________________________________________________________

Signature of Authorized Signatory of Purchaser:	/s/ James Keyes

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Signature of Authorized Signatory of Purchaser:	/s/ Michael Abitebol

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Email Address of Authorized Signatory: ________________________________________

Facsimile Number of Authorized Signatory: ______________________________________

Address for Notice to Purchaser:

[PURCHASER SIGNATURE PAGE]